Exhibit 99.1

The Next Chapter: $1 Billion of Strategic, Accretive Northern Delaware Transactions and

Divestiture of its 16% Interest in the Gulf Coast Express Pipeline

In a series of transactions:

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Kinetik agreed to acquire Durango Permian LLC (“Durango”), which expands its operations in Eddy and Lea Counties, New Mexico, the most active counties in the Permian Basin (“Durango Acquisition”). The Durango Acquisition increases Kinetik’s processing capacity by 420 million cubic feet per day, doubles gathering pipeline mileage, and adds over 60 new customers, many of whom are private, including one of the most active producers in the Delaware Basin.

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Kinetik executed a new 15-year low-pressure and high-pressure gas gathering and processing agreement with one of its largest customers, which has a substantial presence throughout Eddy County (“New Eddy County Agreement”).

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These transactions significantly enhance Kinetik’s position in New Mexico, providing new access to highly economic and active areas of the Delaware Basin, and reinforce Kinetik’s value proposition as a pure-play midstream company across the entire Delaware Basin.

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As one funding source for the Durango Acquisition and capital for the New Eddy County Agreement, Kinetik has agreed to sell its 16% equity interest in Gulf Coast Express pipeline (“GCX”) to an affiliate of ArcLight Capital Partners LLC (“GCX Sale”) for $540 million, or approximately 10.4 times 2024 expected EBITDA.

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Consideration for the Durango Acquisition includes approximately $315 million of cash (excluding any contingent consideration) and 11.5 million Kinetik Class C common stock issued to the owner of Durango in two installments (3.8 million shares at closing and 7.7 million shares on July 1, 2025).

•	On closing of these transactions, Kinetik’s 3.5x leverage target is achieved.

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The transactions are expected to be over 10% accretive to free cash flow per share starting in the second half of 2025, with the level of accretion increasing thereafter, which coincides with an expected acceleration of capital returns to shareholders.

May 09, 2024 04:08 PM Eastern Daylight Time

HOUSTON & MIDLAND, Texas—(BUSINESS WIRE)—Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today announced it has entered into a series of agreements under which Kinetik will (i) acquire Durango for an aggregate $765 million of cash and equity with up to $75 million of contingent consideration tied to the capital cost for the Kings Landing complex (“Kings Landing”), which is currently under construction, (ii) provide low-pressure and high-pressure natural gas gathering and processing services under a newly executed, 15-year agreement with a large existing Kinetik customer in Eddy County, New Mexico, an approximately $200 million capital investment through 2026, and (iii) divest its 16% equity interest in GCX for 100% cash for a total of $540 million.

“Following on from our tremendous success with our recent Lea County, New Mexico system expansion, we are delighted to now announce this series of strategic transactions that further our expansion into New Mexico and significantly increase our footprint across the Northern Delaware Basin,” said Jamie Welch, Kinetik’s President & Chief Executive Officer.

“The Durango Acquisition and New Eddy County Agreement together represent approximately $1 billion of new investment. The structure for the Durango Acquisition has approximately 60% upfront consideration with 40% of the consideration deferred until July 2025, which is after the expected Kings Landing in-service date. Following the Durango Acquisition and the expected completion of Kings Landing, Kinetik will own and operate over 2.4 billion cubic feet per day of processing capacity, entirely in the Delaware Basin, and approximately 4,600 miles of pipelines across eight counties. Proceeds from the GCX Sale and the aggregate issuance of $450 million of Kinetik Class C shares, in two installments, will be reinvested into projects at a mid-single digit EBITDA multiple. These actions efficiently and accretively recycle cash proceeds from a non-operated asset into highly strategic, operated assets. Additionally, the Durango Acquisition and New Eddy County Agreement offer full control of plant products including more than 350 million cubic feet per day of residue gas and well over 60,000 barrels per day of natural gas liquids, providing significant additional upside value via system optimization, modifications to existing commercial contracts, and integration with our Pipeline Transportation segment.”

Durango Acquisition

Kinetik will acquire Durango with the following forms of consideration and consideration terms:

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Upfront Consideration: $315 million cash consideration and approximately 3.8 million shares of Kinetik Class C common stock (and its subsidiary, Kinetik Holdings LP, will issue corresponding common units) to Durango Midstream, LLC, an affiliate of Morgan Stanley Energy Partners (“Durango Seller”) at transaction closing, expected in June 2024. The Kinetik stock issued at closing will be subject to a 364-day lock-up period.

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Deferred Consideration: Kinetik will issue an additional 7.7 million shares of Kinetik Class C common stock (and its subsidiary, Kinetik Holdings LP, will issue corresponding common units) to the Durango Seller on July 1, 2025.

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Contingent Consideration: Up to $75 million contingent consideration tied to the actual capital cost of Kings Landing, subject to adjustment for any costs in excess of Durango management’s budget. Any contingent consideration would be paid in cash within three months after the Kings Landing in-service date.

Durango’s assets, located in Eddy, Lea and Chaves Counties, New Mexico, include approximately 2,400 miles of gas gathering pipelines and approximately 220 million cubic feet per day of processing capacity. Durango is currently constructing Kings Landing, a new 200 million cubic feet per day greenfield processing complex in Eddy County, New Mexico, which is expected to be completed in April 2025, increasing Durango’s processing capacity to 420 million cubic feet per day. Kinetik estimates an additional $78 million of net capital expenditures required to complete Kings Landing construction. Kinetik expects Durango’s current assets generate $75 million of Adjusted EBITDA in 2024, in-line with Adjusted EBITDA generated in 2023. The initial set-up valuation for the Durango Acquisition is approximately 6.5 times 2024E EBITDA, stepping down to approximately 5.5 times EBITDA once Kings Landing is operational. The transaction is expected to close in the second quarter of 2024 following satisfaction of customary closing conditions, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”).

New Eddy County Agreement

Kinetik entered into a 15-year agreement to provide low-pressure and high-pressure gas gathering and processing services with one of its largest existing customers, which has a significant presence in Eddy County, New Mexico. Kinetik will construct low-pressure and high-pressure gathering infrastructure, which is expected to be approximately $200 million of aggregate capital through 2026. Kinetik anticipates an approximately 5 times run-rate EBITDA investment multiple. The contract will commence at year-end, starting with gathering services and extend to processing services starting in the second quarter of 2025.

GCX Sale

Kinetik entered into a definitive agreement to divest and directly transfer its 16% equity interest in GCX to an affiliate of ArcLight Capital Partners LLC for a total expected sale price of $540 million in cash. The purchase price is comprised of $510 million in upfront cash and an additional $30 million deferred cash payment due upon a final investment decision on a capacity expansion project. The transaction does not require HSR approval and is expected to close in the next few weeks.

2024 Guidance

Kinetik expects to update its 2024 Adjusted EBITDA and Capital Expenditures Guidance following the close of the Durango Acquisition.

Conference Call and Webcast

Kinetik will host a conference call Thursday, May 9, 2024 at 3:30 pm Central Daylight Time (4:30 pm Eastern Daylight Time) to discuss the strategic transactions. To access a live webcast of the conference call, please visit the Investors section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call will also be available on the website following the call.

Investor Presentation

An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.ir.kinetik.com.

About Kinetik Holdings Inc.

Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Houston and Midland, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future business strategy and other plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, expansion projects and future operations, and financial guidance; return of capital to shareholders and the timing thereof; the Company’s leverage and financial profile; and the consummation of the Durango Acquisition and GCX Sale and timing thereof, the funding for the Durango Acquisition and capital required under the New Eddy County Agreement, expected results of the transactions discussed herein, including reinvestment in new projects and the returns thereon. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Kinetik Investors:

(713) 487-4832 Maddie Wagner

(713) 574-4743 Alex Durkee

www.kinetik.com